Exhibit 99.1

Paycor Announces Second Quarter Fiscal Year 2025 Financial Results

•Entered into a definitive agreement to be acquired by Paychex, Inc.

•Q2 Total revenues of $180.4 million, an increase of 13% year-over-year, while expanding operating margins

•Q2 Recurring revenues of $167.4 million, an increase of 14% year-over-year

CINCINNATI – February 5, 2025 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor” or the “Company”), a leading provider of human capital management (“HCM”) software, today announced financial results for the second quarter fiscal year 2025, which ended December 31, 2024.

Second Quarter Fiscal Year 2025 Financial Highlights

•Total revenues were $180.4 million, an increase of 13% from the second quarter of FY 2024.

•Operating profit was $1.2 million, compared to an operating loss of $26.2 million from the second quarter of FY 2024 or 1% of Total revenues compared to (16%) in the second quarter of FY 2024.

•Adjusted operating income* was $31.8 million, compared to $23.3 million or an increase of 36% from the second quarter of FY 2024, or 18% of Total revenues compared to 15% in the second quarter of FY 2024.

•Net loss was $2.0 million, compared to $26.2 million for the second quarter of FY 2024.

•Adjusted net income* was $25.0 million, compared to $18.7 million for the second quarter of FY 2024.

•Net cash provided by operating activities improved to $37.1 million from $26.2 million for the second quarter of FY 2024.

•Adjusted free cash flow* improved to $28.5 million from $14.8 million for the second quarter of FY 2024.

*Adjusted operating income, adjusted net income and adjusted free cash flow are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures referenced in this press release.

Pending Merger with Paychex, Inc.

On January 7, 2025, we announced that we had entered into a definitive agreement (“Merger Agreement”) to be acquired by Paychex, Inc. (“Paychex”) in an all-cash transaction structured as a merger and valued at approximately $4.1 billion, or $22.50 per share. The per-share merger consideration represents a premium of approximately 19% over Paycor's 30-day volume weighted average trading price as of the unaffected trading date of January 3, 2025. The Merger Agreement has been unanimously approved by Company’s Board of Directors, as well as the holders of a majority of the Company’s outstanding common stock. The merger is expected to close in the first half of calendar 2025, subject to satisfaction of regulatory approvals and other customary closing conditions. Upon completion of the merger, we will become a wholly-owned subsidiary of Paychex, and our common stock will be delisted from Nasdaq.

Given the pending transaction, we will not be hosting an earnings conference call, are suspending financial guidance for fiscal year 2025, and will not provide financial guidance for the third quarter ending March 31, 2025. For further detail and discussion of our financial performance, please refer to our Form 10-Q for the fiscal quarter ended December 31, 2024.

Additional Information and Where to Find It

We intend to file relevant materials with the SEC, including a preliminary and definitive information statement relating to the proposed transaction. The definitive information statement will be mailed to Paycor’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

A free copy of the information statement and other related documents (when available) filed by the Company with the SEC may be found on the “SEC Filings” section of Paycor’s investor relations website at https://www.investors.paycor.com and on the SEC website at www.sec.gov.

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this release, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities.

About Paycor

Paycor’s HR, payroll, and talent platform connects leaders to people, data, and expertise. We help leaders drive engagement and retention by giving them tools to coach, develop, and grow employees. We give them unprecedented insights into their operational data with a unified HCM experience that can seamlessly connect to other mission-critical technology. By providing expert guidance and consultation, we help them achieve business results and become an extension of their teams. Learn more at paycor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. Additionally, these forward-looking statements are subject to a number of risks, uncertainties and assumptions related to the Merger Agreement. We believe that these risks include, but are not limited to: the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; potential litigation relating to the merger that could be instituted against the parties to the Merger Agreement or their respective directors or officers, including the effects of any outcomes related thereto; certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions; uncertainty as to timing of completion of the merger; risks that the benefits of the merger are not realized when and as expected; our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; risks specifically associated with our development and use of artificial intelligence in our solutions; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties that provide financial and other functionality integrated into our HCM platform; the extent to which negative macroeconomic conditions persist or worsen in the markets in which we or our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets and stock-based compensation expense, in each case that are included in costs of revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as income (loss) from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights and stock-based compensation expense, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense, (viii) adjusted net income as income (loss) before expense (benefit) for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, change in fair value of contingent consideration, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net income (loss) per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

The non-GAAP financial measures presented in this press release are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, income (loss) from operations, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income (loss), diluted net income (loss) per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31, 2024	June 30, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$114,569	$117,958
Accounts receivable, net allowance for credit losses	58,252	48,164
Deferred contract costs	75,440	70,377
Prepaid expenses	13,284	12,749
Other current assets	9,397	3,458
Current assets before funds held for clients	270,942	252,706
Funds held for clients	1,333,368	1,109,136
Total current assets	1,604,310	1,361,842
Property and equipment, net	34,087	35,220
Operating lease right-of-use assets	14,308	14,417
Goodwill	765,904	766,653
Intangible assets, net	137,327	171,493
Capitalized software, net	72,046	67,376
Long-term deferred contract costs	199,450	189,826
Other long-term assets	2,770	2,566
Total assets	$2,830,202	$2,609,393
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,327	$27,309
Accrued expenses and other current liabilities	24,851	26,450
Accrued payroll and payroll related expenses	36,190	44,923
Deferred revenue	13,395	13,600
Current liabilities before client fund obligations	95,763	112,282
Client fund obligations	1,333,944	1,111,373
Total current liabilities	1,429,707	1,223,655
Deferred income taxes	10,726	16,019
Long-term operating leases	12,765	13,447
Other long-term liabilities	67,986	69,346
Total liabilities	1,521,184	1,322,467
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 181,251,037 shares outstanding at December 31, 2024 and 178,210,263 shares outstanding at June 30, 2024	181	178
Treasury stock, at cost, 10,620,260 shares at December 31, 2024 and June 30, 2024	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at December 31, 2024 and June 30, 2024	—	—
Additional paid-in capital	2,111,961	2,081,668
Accumulated deficit	(557,769)	(548,437)
Accumulated other comprehensive loss	(281)	(1,409)
Total stockholders' equity	1,309,018	1,286,926
Total liabilities and stockholders' equity	$2,830,202	$2,609,393

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Recurring and other revenue	$167,388	$147,232	$321,387	$279,940
Interest income on funds held for clients	13,050	12,309	26,527	23,189
Total revenues	180,438	159,541	347,914	303,129
Cost of revenues	62,186	55,125	121,403	106,503
Gross profit	118,252	104,416	226,511	196,626
Operating expenses:
Sales and marketing	60,137	57,753	116,926	110,531
General and administrative	38,554	56,173	86,850	104,922
Research and development	18,369	16,665	35,797	30,720
Total operating expenses	117,060	130,591	239,573	246,173
Income (loss) from operations	1,192	(26,175)	(13,062)	(49,547)
Other (expense) income:
Interest expense	(1,135)	(1,153)	(2,273)	(2,397)
Other	780	(1,745)	2,450	(814)
Income (loss) before benefit for income taxes	837	(29,073)	(12,885)	(52,758)
Income tax expense (benefit)	2,885	(2,824)	(3,553)	(5,913)
Net loss	$(2,048)	$(26,249)	$(9,332)	$(46,845)
Basic and diluted net loss per share	$(0.01)	$(0.15)	$(0.05)	$(0.26)
Weighted average common shares outstanding:
Basic and diluted	179,592,666	177,567,397	179,161,188	177,260,396

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,332)	$(46,845)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,848	2,997
Amortization of intangible assets and software	57,533	68,312
Amortization of deferred contract costs	38,638	29,876
Stock-based compensation expense	28,806	35,964
Deferred tax benefit	(6,040)	(5,937)
Bad debt expense	3,301	2,870
Loss on sale of investments	147	142
Loss on foreign currency exchange	442	4
Gain on lease exit	—	(29)
Naming rights accretion expense	2,012	2,061
Change in fair value of deferred consideration	(112)	2,816
Other	44	44
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(11,689)	(17,003)
Prepaid expenses and other assets	(6,055)	(7,487)
Accounts payable	(5,824)	(3,207)
Accrued liabilities and other	(12,757)	(10,892)
Deferred revenue	112	255
Deferred contract costs	(53,325)	(53,904)
Net cash provided by operating activities	28,749	37
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(114,162)	(151,939)
Proceeds from sale and maturities of client funds available-for-sale securities	106,052	103,453
Purchase of property and equipment	(1,756)	(2,068)
Acquisition of intangible assets	(1,553)	(4,133)
Acquisition of businesses, net of cash acquired	—	(28)
Internally developed software costs	(26,484)	(25,308)
Net cash used in investing activities	(37,903)	(80,023)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	221,962	270,540
Payment of contingent consideration	(1,329)	—
Payment of capital expenditure financing	—	(3,689)
Repayments of debt and finance lease obligations	(597)	(536)
Withholding taxes paid related to net share settlements	(1,957)	(1,829)
Proceeds from employee stock purchase plan	3,444	4,172
Net cash provided by financing activities	221,523	268,658
Impact of foreign exchange on cash and cash equivalents	21	11
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	212,390	188,683
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	910,580	879,046

Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,122,970	$1,067,729
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$54	$39
Cash paid for interest	$—	$145
Capital lease asset obtained in exchange for capital lease liabilities	$—	$3,393
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$114,569	$61,719
Funds held for clients	1,008,401	1,006,010
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,122,970	$1,067,729

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross Profit*	$118,252	$104,416	$226,511	$196,626
Gross Profit Margin	65.5%	65.4%	65.1%	64.9%
Amortization of intangible assets	914	634	1,789	2,009
Stock-based compensation expense	1,954	2,404	3,456	3,999
Corporate adjustments	—	—	21	—
Adjusted Gross Profit*	$121,120	$107,454	$231,777	$202,634
Adjusted Gross Profit Margin	67.1%	67.4%	66.6%	66.8%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.5 million and $0.6 million for the three months ended December 31, 2024 and 2023, respectively, and $1.1 million and $1.2 million for the six months ended December 31, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $11.2 million and $9.2 million for the three months ended December 31, 2024 and 2023, respectively, and $21.8 million and $17.6 million for the six months ended December 31, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $11.4 million and $8.8 million for the three months ended December 31, 2024 and 2023, respectively, and $22.2 million and $17.0 million for the six months ended December 31, 2024 and 2023, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income (Loss) from Operations	$1,192	$(26,175)	$(13,062)	$(49,547)
Operating Margin	0.7%	(16.4)%	(3.8)%	(16.3)%
Amortization of intangible assets	12,023	24,963	35,719	50,673
Stock-based compensation expense	16,141	23,049	28,806	35,964
(Gain) loss on lease exit*	(6)	115	—	(29)
Corporate adjustments**	2,442	1,345	3,129	2,156
Adjusted Operating Income	$31,792	$23,297	$54,592	$39,217
Adjusted Operating Income Margin	17.6%	14.6%	15.7%	12.9%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and six months ended December 31, 2024 relate to professional costs associated with the Paychex merger of $1.7 million for both periods and professional, consulting, and other costs associated with strategic initiatives of $0.7 million and $1.4 million, respectively. Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the secondary offering completed in December 2023 (“December 2023 Secondary Offering”) of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Sales and Marketing expenses	$60,137	$57,753	$116,926	$110,531
Amortization of intangible assets	(1,058)	(1,058)	(2,117)	(2,117)
Stock-based compensation expense	(5,330)	(7,224)	(9,515)	(11,542)
Adjusted Sales and Marketing expenses	$53,749	$49,471	$105,294	$96,872
General and Administrative expenses	$38,554	$56,173	$86,850	$104,922
Amortization of intangible assets	(10,051)	(23,272)	(31,813)	(46,548)
Stock-based compensation expense	(6,051)	(9,951)	(10,837)	(15,023)
Gain (loss) on lease exit*	6	(115)	—	29
Corporate adjustments**	(2,442)	(1,345)	(3,108)	(2,156)
Adjusted General and Administrative expenses	$20,016	$21,490	$41,092	$41,224
Research and Development expenses	$18,369	$16,665	$35,797	$30,720
Stock-based compensation expense	(2,806)	(3,470)	(4,998)	(5,400)
Adjusted Research and Development expenses	$15,563	$13,195	$30,799	$25,320

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three and six months ended December 31, 2024 relate to professional costs associated with the Paychex merger of $1.7 million for both periods and professional, consulting, and other costs associated with strategic initiatives of $0.7 million and $1.4 million, respectively. Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the secondary offering completed in December 2023 (“December 2023 Secondary Offering”) of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively.

Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net gain (loss) before benefit for income taxes	$837	$(29,073)	$(12,885)	$(52,758)
Amortization of intangible assets	12,023	24,963	35,719	50,673
Naming rights accretion expense	1,006	1,031	2,012	2,061
Change in fair value of deferred consideration	—	2,816	(112)	2,816
Stock-based compensation expense	16,141	23,049	28,806	35,964
(Gain) loss on lease exit*	(6)	115	—	(29)
Corporate adjustments**	2,442	1,345	3,129	2,156
Non-GAAP adjusted income before applicable income taxes	32,443	24,246	56,669	40,883
Income tax effect on adjustments***	(7,462)	(5,577)	(13,034)	(9,403)
Adjusted Net Income	$24,981	$18,669	$43,635	$31,480

Adjusted Net Income Per Share	$0.14	$0.11	$0.24	$0.18
Adjusted shares outstanding****	180,681,049	177,740,047	179,772,462	177,537,308

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and six months ended December 31, 2024 relate to professional costs associated with the Paychex merger of $1.7 million for both periods and professional, consulting, and other costs associated with strategic initiatives of $0.7 million and $1.4 million, respectively. Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the secondary offering completed in December 2023 (“December 2023 Secondary Offering”) of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively.

*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for each of the three and six months ended December 31, 2024 and 2023, respectively.
**** Adjusted shares outstanding for the three and six months ended December 31, 2024 and 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them in the computation of net income per share would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$37,060	$26,166	$28,749	$37
Purchase of property and equipment*	(418)	(633)	(1,587)	(2,068)
Internally developed software costs	(13,043)	(12,054)	(26,484)	(25,308)
Corporate adjustments**	4,885	1,345	5,572	2,156
Adjusted Free Cash Flow	$28,484	$14,824	$6,250	$(25,183)
Adjusted Free Cash Flow Margin	15.8%	9.3%	1.8%	(8.3)%

* Represents purchases of property & equipment, net of $0.2 million of leasehold improvements related to the new Headquarters lease for the three and six months ended December 31, 2024.
** Corporate adjustments for the three and six months ended December 31, 2024 relate to contingent consideration of $4.2 million for both periods and professional, consulting, and other costs associated with strategic initiatives of $0.7 million and $1.4 million, respectively. Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the secondary offering completed in December 2023 (“December 2023 Secondary Offering”) of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively.